FOR IMMEDIATE RELEASE                       CONTACT: FINANCIAL: LAUREN S. BABUS
                                                     (201) 307-2100
                                                     PRESS: JOE RUSSO
                                                     (201) 307-2486



                         THE HERTZ CORPORATION DECLARES
                               QUARTERLY DIVIDEND

PARK RIDGE, NJ, JULY 24, 1998 - The Board of Directors of The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading construction and industrial equipment rental business in the U.S., has declared a quarterly dividend of $0.05 per share on its Class A and Class B Common Stock payable on September 10, 1998 to shareholders of record as of August 14, 1998.

         The Hertz Corporation, headquartered in Park Ridge, N.J., operates from over 5,500 locations throughout the U.S. and in approximately 140 foreign countries.


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